UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2021

CV SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54677	80-0944970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10070 Barnes Canyon Road
San Diego, California 92121
(Address of principal executive offices)

(866) 290-2157
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01    Change in Registrant's Certifying Accountant.

(a)     Dismissal of Independent Registered Public Accounting Firm

On November 30, 2021, CV Sciences, Inc. (the “Company”) notified Deloitte & Touche LLP (“Deloitte”) of its dismissal as the Company’s independent registered public accounting firm effective as of that date. The dismissal of Deloitte was approved by the audit committee of the board of directors of the Company (the “Audit Committee”). The decision by the audit committee was made to reduce ongoing costs related to the Company’s annual audit.

Deloitte’s report on the Company’s financial statements for each of the fiscal years ended December 31, 2020 and 2019 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2020 and 2019, and the subsequent interim period through November 30, 2021, there were no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in their reports on the financial statements for such years.

There were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K during the fiscal years ended December 31, 2020 and 2019, and the subsequent interim period through November 30, 2021, except for the existence of material weaknesses as of December 31, 2019, related to management’s lack of maintaining appropriate staffing in its accounting department with the appropriate level of technical expertise and experience, resulting in insufficient oversight of the financial reporting function which was originally identified and disclosed in our Annual Report on Form 10-K for the year ended December 31, 2018. The material weakness was remediated as of December 31, 2020.

The Company provided Deloitte with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that Deloitte furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of Deloitte’s letter, dated November 30, 2021, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)     Engagement of New Independent Registered Public Accounting Firm

On November 30, 2021, the Company engaged Haskell & White LLP (“H&W”) to serve as the Company’s independent registered public accounting firm, effective immediately. The Audit Committee approved the decision to engage H&W and appointed H&W as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

During the Company’s fiscal years ended December 31, 2020 and 2019, and the subsequent interim period through November 30, 2021, neither the Company nor anyone acting on its behalf has consulted with H&W regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that H&W concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.

On November 30, 2021, the Company issued a press release announcing the dismissal of Deloitte and the engagement of H&W as its independent registered public accounting firm.

The information set forth under Item 7.01 of this Current Report on Form 8-K (“Current Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
16.1	Letter from Deloitte & Touche LLP to Securities and Exchange Commission dated November 30, 2021.
99.1	Press Release of CV Sciences, Inc. dated November 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2021

CV SCIENCES, INC.

By: /s/ Joseph Dowling
Joseph Dowling
Chief Executive Officer

4